POWER OF ATTORNEY

Each officer and director of Adams Street Private Equity Navigator Fund LLC (the “Fund”) whose signature appears below constitutes and appoints Steve Landau, Eric Mansell, Shannon Carlin and Lizzie Gomez, and each of them to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any registration statement of the Fund on Form N-2, any and all amendments to such registration statement (including, without limitation, pre- and post-effective amendments), any and all supplements or other instruments in connection therewith, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act of 1940, as amended), and the rules thereunder, the Commodity Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or laws of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully could do or cause to be done by virtue hereof.

All powers of attorney previously executed by the persons whose signatures appear below relating to the Fund and the matters described herein are hereby revoked and this Power of Attorney shall control. This Power of Attorney is revocable at any time by a signed writing from the undersigned as to himself or herself only delivered to the foregoing attorneys-in-fact. No such revocation shall affect the validity or continued effect of this Power of Attorney as to any other undersigned person who has not similarly revoked. This Power of Attorney shall terminate automatically as to any attorney-in-fact and agent named above when the undersigned ceases to be an officer or director of the Fund. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

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This Power of Attorney has been signed by the following persons in the capacities indicated on August 11, 2026. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

/s/ Steve Landau
Steve Landau	Chief Executive Officer and President

/s/ Shannon Carlin
Shannon Carlin	Vice President, Chief Financial Officer and Treasurer

/s/ James F. Walker
James F. Walker	Director

/s/ Miguel F. Gonzalo
Miguel F. Gonzalo	Director

/s/ William Adams IV
William Adams IV	Director

/s/ Victoria J. Herget
Victoria J. Herget	Director

/s/ Frank M. Porcelli
Frank M. Porcelli	Director